Exhibit 10.2
MASTER GUARANTY
This MASTER GUARANTY ("Guaranty"), dated as of
March 30, 2000, is made by each of the corporations from
time to time party hereto (each, in its capacity hereunder,
a "Guarantor" and collectively "Guarantors"), jointly and
severally in favor of the Guarantied Parties referred to
below with reference to the following facts:
RECITALS
A.	Pursuant to that Credit Agreement dated as of
March 30, 2000 among Insituform Technologies, Inc., a
Delaware corporation ("Company"), each Borrower from time
to time party thereto, each lender from time to time party
thereto, and BANK OF AMERICA, N.A., as Administrative Agent
and Issuing Lender (as amended, restated, extended,
supplemented or otherwise modified in writing from time to
time, the "Credit Agreement;" the Lenders, the Issuing
Lender and the Administrative Agent (collectively, the
"Guarantied Parties") are making certain credit facilities
available to Borrowers.
B.	As a condition to the availability of such credit
facilities, Guarantors are required to enter into this
Master Guaranty and to guaranty the Guarantied Obligations
as hereinafter provided.
C.	Guarantors expect to realize direct and indirect
benefits as the result of the availability of the aforemen-
tioned credit facilities to Borrowers, as the result of
financial or business support which will be provided to the
Guarantors by Borrowers.
AGREEMENT
NOW, THEREFORE, in order to induce the Guarantied
Parties to extend the aforementioned credit facilities, and
for other good and valuable consideration, the receipt and
adequacy of which hereby are acknowledged, Guarantors
hereby covenant, agree and guaranty as follows:
1.	General.  Unless the context of this Guaranty
clearly requires otherwise, (a) references to the plural include the singular and vice versa, (b) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are

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permitted by this Guaranty, (c) references to one gender
include all genders, (d) "including" is not limiting, (e)
"or" has the inclusive meaning represented by the phrase
"and/or," (f) the words "hereof", "herein", "hereby",
"hereunder" and similar terms in this Guaranty refer to
this Guaranty as a whole, including its Exhibits, and not
to any particular provision of this Guaranty, (g) the word
"Section" or "section" and "Pages or "page" refer to a
section or page, respectively, of this Guaranty unless it
expressly refers to something else, (h) reference to any
agreement, document, or instrument, including this
Guaranty, any other Loan Document and any agreement,
document or instrument defined herein, means such
agreement, document, or instrument as it may have been or
may be amended, restated, extended, renewed, replaced, or
otherwise modified and in effect from time to time in
accordance with the terms thereof and, if applicable, the
terms hereof, and includes all attachments thereto and
instruments incorporated therein, if any, and (i) general
and specific references to any Law means such Law as
amended, modified, codified or reenacted, in whole or in
part, and in effect from time to time.  Section captions
are for convenience only and do not affect the
interpretation or construction of this Guaranty.
2.	Definitions.  All capitalized terms not otherwise
defined herein have the meanings given them in the Credit
Agreement.
3.	Acknowledgement of Capacity as a Covered Person
Under the Credit Agreement. Each Guarantor acknowledges that it has reviewed the Credit Agreement and agrees that it is a "Covered Person" (as that term is defined in the Credit Agreement and used in the Credit Agreement and the other Loan Documents). All of the representations and warranties, covenants, and agreements contained in the Credit Agreement and the other Loan Documents which are applicable to a Covered Person are incorporated into this Guaranty by this reference and each Guarantor, as such a Covered Person, hereby makes such representations and warranties to, and makes such covenants and agreements with, the Guarantied Parties. Each Guarantor further acknowledges and agrees that the failure of a Guarantor to comply with any terms of the Credit Agreement or the other
Loan Documents applicable to such Guarantor as a Covered
Person will, subject to the terms of the Credit Agreement,

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result in a Default and/or Event of Default under the
Credit Agreement and the other Loan Documents, entitling
the Guarantied Parties to all of their remedies thereunder
and under applicable law and in equity.
4.	Guaranty.
(a)	Unlimited Guaranty of Payment and Performance.
Guarantors hereby jointly and severally guaranty to the
Guarantied Parties, for the benefit of the Guarantied
Parties, the full and prompt payment and performance of all
Obligations of Company, any Subsidiary Borrower and any
other Borrower Party at any time and from time to time owed
to the Guarantied Parties under one or more of the Loan
Documents, whether due or to become due, matured or
unmatured, liquidated or unliquidated, or contingent or
noncontingent, including obligations of performance as well
as obligations of payment, and including interest that
accrues after the commencement of any bankruptcy or
insolvency proceeding by or against any Borrower, any
Guarantor or any other Person (collectively, the
"Guarantied Obligations").  Subject to Section 21, each
Guarantor understands and acknowledges that there is no
limit on the Guarantied Obligations.
(b)	Currency of Payment.  Payments hereunder in
respect of any Guarantied Obligations shall be made in the
currencies in which such Guarantied Obligation is
denominated (each, an "Obligation Currency"), or if
Administrative Agent so notifies Company in writing, at the
Guarantied Parties' sole and absolute discretion, the
greater of (i) the Equivalent Amount of such Guarantied
Obligation or any portion thereof, determined as of the
date or dates such Guarantied Obligation was incurred by
any Obligor, or (ii) such Equivalent Amount in Dollars
determined as of the date payment is made hereunder.
(c)	Nature of Guaranty.  This is a continuing,
absolute and unconditional guaranty of payment and performance and not merely of collection. Each Guarantor's liability with respect to the Guarantied Obligations is primary, not secondary. Upon the occurrence of any Event of Default and at any time thereafter, the Guarantied
Parties may proceed directly against any Guarantor without first proceeding against any Borrower, any other Person liable for the payment or performance of the Guarantied

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Obligations, or any collateral or other security for the
Guarantied Obligations.  The Guarantied Parties will not be
required to mitigate damages or take any other action to
reduce, collect or enforce the Guarantied Obligations.
Only upon Final Payment shall this Guaranty be released,
subject to being automatically reinstated as provided in
Section 7 herein.
(d)	Place for Performance.  All obligations of
Guarantors under this Guaranty are performable and payable
at the Lending Office.
5.	No Release of Guarantors.  Each Guarantor's
liability under this Guaranty will not be reduced,
extinguished, discharged or released by, and no Guarantor
is entitled to raise as a defense, any:
(a)	invalidity, irregularity or unenforceability of
the Guarantied Obligations, any Borrower's Obligations or
other obligations under the Loan Documents to which it is a
party, or of such Guarantor's obligations under the Loan
Documents to which it is a party, including this Guaranty;
(b)	existing or future offset, claim, counterclaim or
defense of any Borrower, such Guarantor or any other party
against the Guarantied Parties or against payment of the
Obligations or the Guarantied Obligations (whether such
offset, claim, counterclaim or defense arises in connection
with the Obligations or the Guarantied Obligations or the
transactions creating the Obligations or the Guarantied
Obligations or otherwise);
(c)	failure of such Guarantor to be given notice of a
Default or Event of Default by any Borrower;
(d)	waivers of Defaults or Events of Default or other
waivers under the Loan Documents:
(e)	extensions of due dates for payments,
modifications of interest rates or other payment terms with
respect to the Guarantied Obligations or any other
accommodation, indulgence or forbearance granted to any
Borrower;
(f)	reorganization, merger or consolidation of any
Borrower or such Guarantor into or with any other Person;

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(g)	release of or non-perfection with respect to any
or all of any collateral or any other security for the
Guarantied Obligations;
(h)	taking or accepting of any other security or
collateral for, or guaranty of, any or all of the
Guarantied Obligations;
(i)	the death of or release of, or settlement or
compromise with, any one or more other Persons who have
guarantied, or are otherwise liable for the payment or
performance of, any or all of the Guarantied Obligations;
(j)	assignment or other transfer of, or granting of a
participation in, any of the Guarantied Obligations or any
collateral or other security therefor, by the Guarantied
Parties;
(k)	other acts or omissions which, in the absence of
this Section 5 would operate so as to reduce, extinguish,
discharge or release such Guarantor's liability under this
Guaranty (except for the full and indefeasible payment of
the Guarantied Obligations, cancellation or termination of
the Commitment, expiration of all Letters of Credit, and
termination of any other commitment to extend credit or
make advances to or for the account of any Borrower).
6.	Waivers.
(a)	Notice.  Each Guarantor hereby waives notice of
(i) acceptance of this Guaranty, (ii) any amendment, restatement or other modification of any of the Loan
Documents (including modifications to interest rates or other payment terms of the Guarantied Obligations), (iii)
Extensions of Credit to any Borrowers by the Guarantied
Parties and fundings of Extensions of Credit to any Borrower by the Guarantied Parties, (iv) the occurrence of a Default or Event of Default, (v) any matter referred to in Section 5 of this Guaranty, and (vi) any other action at any time taken or omitted by the Guarantied Parties, and generally, all demands and notices of every kind in connection with this Guaranty and the Loan Documents, except as expressly provided herein and in the Credit
Agreement.

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(b)	Right of Contribution, Etc.  Each Guarantor
hereby waives any right of contribution, subrogation,
reimbursement, indemnity, or repayment, and any other
"claim", as that term is defined in the United States
Bankruptcy Code, which such Guarantor might now have or
hereafter acquire against any Borrower or any other Person
liable for the payment or performance of the Obligations
(other than pursuant to this Guaranty) that arises from the
existence or performance of such Guarantor's obligations
under this Guaranty; and such Guarantor waives the right to
participate in any existing or future collateral or other
security for the Guarantied Obligations.  Each Guarantor
further agrees that such Guarantor will not enter into any
agreement providing, directly or indirectly, for any
contribution, subrogation, reimbursement, indemnity or
repayment by Borrowers on account of any payment made by
such Guarantor hereunder, and that any such agreement would
be void.  Until payment in full of all Obligations and
termination of the Commitment, no Guarantor has any right
of contribution, subrogation, reimbursement, indemnity or
repayment and no right of recourse to or with respect to
any assets or property of any other guarantor (including
any Guarantor) or other Person liable for any of the
Guarantied Obligations (other than pursuant to Section 20
below).
(c)	Other.  Each Guarantor hereby waives (i)
diligence, presentment, demand for payment, protest or notice, whether of nonpayment, dishonor, protest or otherwise, (ii) any and all claims, counterclaims or defenses based upon, related to or arising out of (a) any matter referred to in Section 5 of this Guaranty, (b) any issue as to whether any sale or other disposition of any security for the Guarantied Obligations was conducted in a commercially reasonable fashion, (c) any election of remedies by the Guarantied Parties, and (d) a theory that this Guaranty should be strictly construed against the Guarantied Parties, and (iv) all other defenses (except payment in full of all Obligations and termination of the Commitment), including any statute(s) of limitations, under applicable Law that would, but for this clause (iv), be available to such Guarantor as a defense against, or a reduction, extinguishment, discharge or release of its obligations under, this Guaranty.

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7.	Reinstatement or Guaranty in Certain
Circumstances.  Each Guarantor agrees that, if any or all
of a payment made by or on behalf of Borrowers of any
Guarantied Obligation is returned by any Person at any time
for any reason, including pursuant to any settlement, order
(whether or not final) of a court of competent
jurisdiction, provision of any Debtor Relief Law or other
applicable Law or because of acts or omissions of
Borrowers, the Guarantied Obligations will not be deemed to
have been satisfied to the extent of the returned payment
and the obligations of such Guarantor will be deemed to be
reinstated automatically and to continue in full force and
effect.  If any Borrower ceases to be liable to the
Guarantied Parties for any of the Obligations (other than
by reason of payment in full of all Obligations and
termination of the Commitment), then any prior release or
discharge from this Guaranty will be without effect and
this Guaranty and the obligations of each Guarantor
hereunder will be automatically reinstated and continue in
full force and effect.
8.	Representations and Warranties.  Each Guarantor
represents and warrants to the Guarantied Parties as
follows:
(a)	Authorization.  Each Guarantor is duly authorized
to execute and perform this Guaranty, and this Guaranty has
been properly authorized by all requisite corporate,
membership, or partnership action (as the case may be) of
such Guarantor.  No consent, approval or authorization of,
or declaration or filing with, any Governmental Authority
or any other Person, is required in connection with such
Guarantor's execution, delivery or performance of this
Guaranty, except for those already duly obtained.
(b)	Due Execution.  This Guaranty has been executed
on behalf of each Guarantor by a legally competent Person
duly authorized to do so.
(c)	Enforceability.  This Guaranty constitutes the
legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof against such Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws

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affecting creditor's rights generally or by equitable
principles of general application.
(d)	Legal Restraints.  The execution of this Guaranty
by each Guarantor, and the performance by such Guarantor of
its obligations under this Guaranty, will not violate or
constitute a default under the Charter Documents of such
Guarantor, any Material Agreement, or any Material Law, and
will not, except as expressly contemplated or permitted in
this Guaranty, result in any Security Interest being
imposed on any of such Guarantor's property.
(e)	Independent Credit Evaluation.  Each Guarantor
has independently, and without reliance on any information
supplied by the Guarantied Parties, taken, and will
continue to take, whatever steps such Guarantor deems
necessary to evaluate the financial condition and affairs
of Borrowers and each other Guarantor.  No Guarantied Party
has any duty to advise any Guarantor of information at any
time known to it regarding the financial condition or
affairs of any Borrower or any other Guarantor.
(f)	No Representation by the Guarantied Parties.  No
Guarantied Party has made any representation, warranty or
statement to any Guarantor to induce such Guarantor to
execute this Guaranty.
9.	Survival of Representations.  All
representations, warranties, and covenants of each
Guarantor contained herein survive the execution and
delivery of this Guaranty, and terminate only upon Final
Payment.
10.	Authorization to Charge Accounts.  Each Guarantor
hereby authorizes each Guarantied Party, if and to the
extent any amount payable by such Guarantor under this
Guaranty is not otherwise paid when due, to charge such
amount against any or all of the accounts of such Guarantor
with such Guarantied Party or any Affiliate of such
Guarantied Party, with such Guarantor remaining liable for
any deficiency.
11.	Guarantied Parties' Offset Rights.  Upon the
occurrence of any Event of Default and at any time and from time to time thereafter, each Guarantied Party is hereby authorized, without notice to any Guarantor (any such

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notice being expressly waived by each Guarantor), to setoff against the Guarantied Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of such Guarantor, irrespective of whether or not demand has been made under the Credit Agreement, any Note, or this Guaranty, and to remit the proceeds of such setoff to such Guarantied Party for distribution to such
Guarantied Party and application to the Guarantied Obligations as provided in the Credit Agreement.
12.	Enforcement.  Each Guarantor acknowledges that
all of the Guarantors are liable jointly and severally for the full amount of the Guarantied Obligations. Suits for the enforcement of this Guaranty may be brought, at the option of the Guarantied Parties, against all Guarantors, or successively against each Guarantor, or against one or more but not against all Guarantors.
13.	Attorney's Fees and Other Costs.  If Guarantors
fail to pay the Guarantied Obligations as required by this Guaranty, then Guarantors will pay all reasonable costs and expenses incurred by the Guarantied Parties in
enforcing this Guaranty, including Attorney Costs (whether or not there is litigation), court costs and all costs incurred in connection with any proceedings under any
Debtor Relief Law.
14.	Records.  The Guarantied Parties' books and
records showing the accounts between the Guarantied Parties and any Borrower are admissible in evidence in any action or proceeding with respect to this Guaranty and constitute prima facie proof of the information therein.
15.	Binding Nature of Certain Adjudications.  Each
Guarantor will be conclusively bound by the final adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guarantied Obligations, and by a final judgment, award or decree entered therein, if such Guarantor had the right, or was given the opportunity, to participate in such action or proceeding and was given notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

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16.	Application of Payments.  All payments made under
this Guaranty will be allocated among the principal and
interest and other components of the Guarantied Obligations
and the other obligations of a Guarantor hereunder in such
order and amount as the Guarantied Parties may determine in
their sole and absolute discretion.
17.	Limitation of Liability.  No Guarantied Party
will have any liability with respect to, and each Guarantor
hereby waives, releases and agrees not to sue for, (a) any
loss or damage sustained by any Guarantor that may occur as
a result of, in connection with, or that is in any way
related to, any act or failure to act referred to in
Section 5 of this Guaranty, or (b) any special, indirect or
consequential damages suffered by any Guarantor in
connection with any claim related to this Guaranty.
18.	Miscellaneous.
(a)	Notices.  All notices, consents, requests and
demands to or upon the respective parties hereto shall be
given by Requisite Notice at the address of Company set
forth on Schedule 9.02 to the Credit Agreement.  No notice
given to or demand made on any Guarantor by the Guarantied
Parties in any instance entitles any Borrower to notice or
demand in any other instance.
(b)	Amendments and Waivers.  No amendment to, waiver
of, or departure from full compliance with any provision of
this Guaranty, or consent to any departure by any Guarantor
herefrom, will be effective unless it is in writing and
signed by authorized officers of such Guarantor and
Administrative Agent; provided, however, that any such
waiver or consent will be effective only in the specific
instance and for the purpose for which given.  No failure
by Lender to exercise, and no delay by any Guarantied Party
in exercising, any right, remedy, power or privilege
hereunder will operate as a waiver thereof, nor will any
single or partial exercise by any Guarantied Party of any
right, remedy, power or privilege hereunder preclude any
other exercise thereof, or the exercise of any other right,
remedy, power or privilege.
(c)	Rights Cumulative.  Each of the rights and
remedies of the Guarantied Parties under this Guaranty is in addition to all of their other rights and remedies under

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applicable Law, and nothing in this Guaranty may be
construed as limiting any such rights or remedies.
(d)	Successors and Assigns.  This Guaranty binds
Guarantors and their respective successors and assigns and
inures to the benefit of the Guarantied Parties, and each
of its successors, transferees, participants and assignees.
No Guarantor may delegate or transfer any of its
obligations under this Guaranty without the prior written
consent of Administrative Agent and all Lenders.  With
respect to each Guarantor's successors and assigns, such
successors and assigns include any receiver, trustee or
debtor-in-possession of or for such Guarantor.
(e)	Severability.  Any provision of this Guaranty
which is prohibited, unenforceable or not authorized in any
jurisdiction is, as to such jurisdiction, ineffective to
the extent of such prohibition, unenforceability or
nonauthorization without invalidating the remaining
provisions hereof or affecting the validity, enforceability
or legality of such provision in any other jurisdiction.
(f)	No Third Party Rights.  This Guaranty is solely
for the benefit of the parties hereto and the Guarantied
Parties, and their respective successors and assigns, and
no other Person has any right, benefit, priority or
interest under, or because of the existence of, this
Guaranty.
(g)	Counterparts.  This Guaranty may be executed by
the parties hereto on any number of separate counterparts,
and all such counterparts taken together constitute one and
the same instrument.  It is not necessary in making proof
of this Guaranty to produce or account for more than one
counterpart signed by the party to be charged.
(h)	Counterpart Facsimile Execution.  For purposes of
this Guaranty, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.
At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by

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the Persons who executed the facsimile or telecopy
document.  No party hereto may raise the use of a facsimile
machine or telecopier or the fact that any signature was
transmitted through the use of a facsimile or telecopier
machine as a defense to the enforcement of this Guaranty or
any amendment or other document executed in compliance with
this Section.
(i)	Final Expression; No Course of Dealing.  This
Guaranty, together with the Credit Agreement, the other
Loan Documents and any other agreement executed in
connection herewith or therewith, is intended by the
parties as a final expression of their agreement and is
intended as a complete and exclusive statement of the terms
and conditions thereof.  Acceptance of or acquiescence in a
course of performance or course of dealing rendered or
taken under or with respect to this Guaranty, the Credit
Agreement or the other Loan Documents will not be relevant
to determine the meaning of this Guaranty, the Credit
Agreement or the other Loan Documents even though the
accepting or acquiescing party had knowledge of the nature
of the performance and opportunity for objection.
(j)	Negotiated Transaction.  Each Guarantor and
Guarantied Party represent to the other that in the
negotiation and drafting of this Guaranty each has been
represented by and has relied upon the advice of counsel of
its choice.  Each Guarantor and Guarantied Party affirm
that its counsel has had a substantial role in the drafting
and negotiation of this Guaranty; therefore, this Guaranty
will be deemed drafted by each of Borrowers and the
Guarantied Parties, and the rule of construction to the
effect that any ambiguities are to be resolved against the
drafter will not be employed in the interpretation of this
Guaranty.
(k)	Assignment By Guarantied Parties.  To the extent
permitted in the Credit Agreement, the Guarantied Parties may grant a participation interest in or assign or transfer to another Person any instrument, document or agreement evidencing any of the Guarantied Obligations and the Guarantied Parties' rights under this Guaranty.

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(l)	Choice of Law, Forum. Waiver of Jury Trial.
(a)	THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORINA
APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY
WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND
EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL
LAW.
(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN
THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS
ANGELES OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF
SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY,
EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER
CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE
NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH
GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY
WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING
OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS,
WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY
ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY
LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  EACH
GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES
PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER
PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY
THE LAW OF SUCH STATE.
(c)	EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY
WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND,
ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT
OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO
THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH
RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED
THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER
ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR
OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT
ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE
DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY
TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY
OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE
CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR
RIGHT TO TRIAL BY JURY.

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19.	Additional Guarantors.  Any Person required to
become a Guarantor pursuant to Section 6.10 of the Credit
Agreement shall, upon complying with such section, be
deemed a Guarantor and this Guaranty shall be deemed
amended to include such additional Person as a party hereto
as though a signatory hereto, with no amendment or further
action required hereunder, and thereafter, all references
to Guarantors shall include such additional Person.
20.	Right of Contribution.  Each Guarantor hereby
agrees that to the extent that a Guarantor shall have paid
more than its proportionate share of all payments made
hereunder, such Guarantor shall be entitled to seek and
receive contribution from and against any other Guarantor
hereunder who has not paid its proportionate share of all
such payments.  The provisions of this Section shall in no
respect limit the obligations and liabilities of any
Guarantor to the Guarantied Parties, and, subject to the
provisions of Section 21 below, each Guarantor shall remain
liable to the Guarantied Parties for the full amount
guaranteed by such Guarantor hereunder.  The "proportionate
share" of any Guarantor shall be a fraction (which shall in
no event exceed 1.00) the numerator of which is the excess,
if any, of the fair value of the assets of such Guarantor
over a fair estimate of the liabilities of such Guarantor
and the denominator of which is the excess (but not less
than $1.00) of the fair value of the aggregate assets
(without duplication) of all Guarantors over a fair
estimate of the aggregate liabilities (without duplication)
of all Guarantors.  All relevant calculations shall be made
as of the date such Guarantor became a Guarantor.
21.	Liability.  Notwithstanding anything to the
contrary elsewhere contained herein or in any Loan Document to which any Guarantor is a Party, the aggregate liability of each Guarantor hereunder (other than Company) for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer,"
"fraudulent conveyance" or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy
Code. The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied

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Obligations, and each Guarantor's liability hereunder may
be enforced regardless of the existence of any such
guaranties.  Any termination by or release of any Guarantor
in whole or in part (whether it be another Guarantor under
this instrument or not) shall not affect the continuing
liability of any Guarantor hereunder, and no notice of any
such termination or release shall be required.  The
execution hereof by each Guarantor is not founded upon an
expectation or understanding that there will be any other
Guarantor of the Guarantied Obligations.
22.	Judgment Currencies.  (a)	If any claim
arising under or related to any Guarantied Obligation is
reduced to a judgment denominated in a Judgment Currency
other than the Obligation Currency, the judgment shall be
for the greater of (i) the equivalent in the Judgment
Currency of the amount of the claim denominated in the
Obligation Currency (or each Obligation Currency, if more
than one) included in the judgment, determined as of the
date or dates the Guarantied Obligations related to such
claim were loaned to or incurred by Obligors, or (ii) such
equivalent determined as of the date of entry of such
judgment.  The equivalent of any Obligation Currency amount
in any Judgment Currency shall be calculated at the spot
rate for the purchase of the Obligation Currency with the
Judgment Currency quoted by Bank on the date for
determination specified above.  "Judgment Currency" means
the currency in which any judgment on any claim arising
under or related to a Guarantied Obligation is denominated.
(b)	Guarantors shall indemnify the Guarantied Parties
against and hold the Guarantied Parties harmless from all loss and damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof by any Guarantor.
This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Guarantied Parties from time to time, and shall continue in full force and effect not-withstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

23.	Payments Exempt From Taxes.  (a) Any and all
payments by Guarantors to or for the account of the
Guarantied Parties hereunder shall be made free and clear
of and without deduction for any and all present or future
taxes, duties, levies, imposts, deductions, assessments,
fees, withholdings or similar charges, and all liabilities
with respect thereto, excluding, in the case of any
Guarantied Party, taxes imposed on or measured by its net
income, branch profits or franchise taxes imposed on it (in
lieu of net income or branch profits taxes), by the United
States of America or by the jurisdiction (or any political
subdivision thereof) under the Laws of which such
Guarantied Party is organized, in which its principal
office is located or in which it maintains a lending
office, and any other taxes withheld because such
Guarantied Party failed to timely deliver the forms
required pursuant to Section 10.21 of the Credit Agreement
(all such non-excluded taxes, duties, levies, imposts,
deductions, assessments, fees, withholdings or similar
charges, and liabilities being hereinafter referred to as
"Taxes").
(b)	If a Guarantor shall be required by any Laws to
deduct any Taxes from or in respect of any sum payable
under any Loan Document to any Guarantied Party, (i) the
sum payable shall be increased as necessary so that after
making all required deductions (including deductions
applicable to additional sums payable under this Section),
such Guarantied Party receives an amount equal to the sum
it would have received had no such deductions been made,
(ii) such Guarantor shall make such deductions, (iii) such
Guarantor shall pay the full amount deducted to the
relevant taxation authority or other authority in
accordance with applicable Laws, and (iv) within 30 days
after the date of such payment, such Guarantor shall
furnish to Administrative Agent (who shall forward the same
to such Guarantied Party) the original or a certified copy
of a receipt evidencing payment thereof.
(c)	Each Guarantor will provide the Guarantied
Parties with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal
Rules of Evidence, for all taxes paid by a Guarantor pursuant to subsection (b) above. Each Guarantor will deliver receipts to Administrative Agent within 30 days after the due date for the related tax.
IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first above written.
GUARANTORS:

INSITUFORM TECHNOLOGIES, INC.

By
Name  Joseph A. White
Title    Vice-President-Chief
Financial Officer

AFFHOLDER, INC.
INA ACQUISITION CORP.
INSITUFORM TECHNOLOGIES USA, INC.

By
Name  Joseph A. White
Title    Vice President

Acknowledged:
BANK OF AMERICA, N.A.

By:
Charles F. Lilygren
Managing Director

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